 Exhibit 99.1
Letter to Our Shareholders
Fellow Shareholders,
I am very pleased to announce that in the first quarter of 2023, we exceeded our expectations in four critical areas: First, we produced 12,500 full‑qual units, which beat our plan of 9,000 units, and was 2.8x over our 4,442‑unit production last quarter. This progress was enabled by across‑the‑board improvements in yield and productivity in Fab 1. Second, on March 9, we presented a rigorous Equipment Procurement Review‑Process Control Review to a special committee of manufacturing experts on our Board – and received permission to launch the fabrication of our 1,350 unit‑per‑hour Gen 2 Autoline design – six days ahead of our plan. Third, we now have a Fab 2 building and over 25 employees in Penang, Malaysia, and are in the process of closing local funding for our first Gen 2 Autoline for Fab 2. And, fourth, although just after quarter end, we closed a $172.5 million convertible debenture to fund Gen 2 Autolines 2, 3 and 4 in our new Enovix Malaysia Fab 2 plant. The convertible debenture was well received and created minimal 7% dilution.
The Gen 2 Autoline will enable us to achieve an over 10x throughput improvement over the current Fremont Line 1, as detailed in a video featuring Gen 2 manufacturing steps narrated by our Chief Operating Officer, Ajay Marathe.
In March, we signed a non-binding Letter of Intent (LOI) with YBS International Berhad (YBS) to locate our first Gen 2 Autoline in an existing YBS building at the Penang Science Park in Malaysia. This second manufacturing facility will allow us to scale production in proximity to customer assembly, suppliers, and a deep pool of manufacturing talent. Penang Island in Malaysia is the epicenter of assembly and test for the semiconductor industry. In addition, the LOI calls for YBS to work with local banks and government authorities to secure non-dilutive financing to fund Gen 2 Line 1 and we are seeking at least $70 million.
At 200,000 square feet, the new Malaysian Fab 2 building has enough space to accommodate four production lines that will be capable of manufacturing between 38 million to 75 million batteries a year, depending on battery size (one cell phone battery equals approximately two wearable batteries).
Manufacturing. We are setting up the infrastructure for high-volume manufacturing in Malaysia. During the quarter we established Enovix Malaysia Sendirian Berhad (Enovix Malaysia) and hired a seasoned executive, Loganathan Muniandy, as the VP of Operations for Enovix Malaysia, who has experience at Fairchild, Solectron, ASE and ran a 4,000‑person Malaysian Lumileds plant that produced LED flash modules for multiple leading smartphone OEMs over multiple generations. We’ve also hired the Director of HR and 25 engineers, with start dates beginning May 2, 2023, to begin preparation for equipment delivery.
Commercialization. We continued to make customer qualification progress during Q1 2023, having now sampled 106 customers as of quarter-end. The bottom slice of our funnel, “Active Designs and Design Wins”, increased QoQ to $718 million from $669 million in Q4 2022.
Our go-to-market strategy this year and through most of 2024 will be to launch standard-size small and large cells into the IoT market. This market includes many applications that need higher battery capacity such as smartwatches, medical monitoring devices, connected industrial devices, and mixed reality headsets. In the quarter, we began shipping full-qual samples of our large cell. This included shipping the first cells to customers incorporating our revolutionary safety technology, BrakeFlowTM, which we are targeting for production on the Gen 2 Autoline in Malaysia in 2024.
This was also the first quarter in which the company shipped simplified single-cell wearable battery packs to customers who want a fully tested complete battery solution for a faster time to market. Battery packs are a complete tested battery system solution that feature packaging and electronics to control charging and safe discharging. Multi‑battery packs also contain a protective racking system and heating and cooling capability.
Finally, to serve high-volume customers, who often demand custom packaging, we accelerated into this year the delivery of our highly flexible Gen 2 “Agility Line,” a lower throughput Gen 2 line designed for quick battery size changeover.
Technology and Products. One task I personally watch over is the transformation of Enovix into a product‑centric, customer‑driven organization. To lead that effort, we hired a new Vice President of Product

Management, Samira Naraghi, who joined us after leading product and go-to-market teams at Meta, Amazon Web Services and Qualcomm. We expect the product organization to help us gain a deeper understanding of customer specifications and other requirements.
R&D. Every one of our five major R&D projects remained exactly on schedule for the first quarter, the first time this has happened in several years. We credit this accomplishment to the new R&D management team and its improved business processes, which include increased autonomy for our five project managers. Our top five projects cover everything from large cell development to higher energy density to manufacturing simplicity to BrakeFlowTM.
Financials. First quarter total revenue was $21,000 which consisted entirely of product revenue from shipping 3,000 new qual samples, which for the first time, fulfills our sample backlog, at least for wearables.
Our non-GAAP cost of revenue of $11.3 million in Q1 2023 was up from $9.6 million in Q4 2022, while Non-GAAP Q1 2023 operating expenses of $22.8 million were down from $23.5 million in Q4 2022.
Our first quarter GAAP loss of $73.6 million was driven by 1) stock-based compensation expenses of $29.2 million, up from $8.3 million in Q4 2022, due to one-time charges associated with recent management changes and 2) a $12.8 million loss from the quarterly change in the fair value of our private placement warrant liability. On a non-GAAP basis, our first quarter net loss was $31.6 million or a fully diluted loss of $0.20 per share.
First quarter adjusted EBITDA was a loss of $28.0 million, compared to an adjusted EBITDA loss of $26.0 million in Q4 2022. Adjusted EBITDA excludes the change in fair value of our private placement warrant liability, stock-based compensation, and other non-recurring items.
A full reconciliation of our GAAP to non-GAAP results is available later in this letter.
On a pro forma basis we now have over $440 million in cash, not counting the $70 million Malaysian funding in negotiation. This includes the $293.8 million of cash on our balance sheet at the end of the quarter plus an estimated $148.4 million of net proceeds from the convertible debenture offering we closed on April 20. In the first quarter, cash from operations was a loss of $25.6 million, and capital expenditures were $3.0 million.
Outlook
For full-year 2023, we continue to expect to produce 180,000 cells for customers from Fab-1 to support broad qualification activities and customer products. In the second quarter, we forecast production of 18,000 units based on a continuation of the improvements made in the first quarter.
For full-year 2023, we continue to forecast spending $120 million of cash on capital expenditures and $120 million of cash operationally.
Summary
In Q1 2023 we made considerable progress on our journey to scale. Fab 1 produced 12,500 units and greatly improved its metrics across the board. We released the fabrication of our Gen 2 Autoline, which will begin to arrive in Malaysia in November. We are moving quickly on high‑quality staffing for Fab 2 in Malaysia, with 27 hires, including an experienced VP of Operations. All our R&D programs are on track to drive new products, product enhancements, or to support manufacturing.
Dr. Raj Talluri, President and CEO
Quarterly Conference Call and Webcast
Wednesday, April 26 / 2 p.m. PT / 5 p.m. ET
Live video call: https://enovix-q12023-earnings.open-exchange.net/registration

Enovix Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	April 2, 2023	January 1, 2023
Assets
Current assets:
Cash and cash equivalents	$293,751	$322,851
Accounts receivable, net	21	170
Inventory	815	634
Deferred contract costs	800	800
Prepaid expenses and other current assets	5,857	5,193
Total current assets	301,244	329,648
Property and equipment, net	102,275	103,868
Operating lease, right-of-use assets	6,205	6,133
Other assets, non-current	881	937
Total assets	$410,605	$440,586
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,751	$7,077
Accrued expenses	8,685	7,089
Accrued compensation	10,400	8,097
Deferred revenue	350	50
Other liabilities	916	716
Total current liabilities	25,102	23,029
Warrant liability	61,920	49,080
Operating lease liabilities, non-current	8,010	8,234
Deferred revenue, non-current	3,424	3,724
Other liabilities, non-current	38	92
Total liabilities	98,494	84,159
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; authorized shares of 1,000,000,000; issued and outstanding shares of 158,089,463 and 157,461,802 as of April 2, 2023 and January 1, 2023, respectively	16	15
Preferred stock, $0.0001 par value; authorized shares of 10,000,000; no shares issued or outstanding as of April 2, 2023 and January 1, 2023, respectively	—	—
Additional paid-in-capital	770,472	741,186
Accumulated deficit	(458,377)	(384,774)
Total stockholders’ equity	312,111	356,427
Total liabilities and stockholders’ equity	$410,605	$440,586

Enovix Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	Quarters Ended
	April 2, 2023	April 3, 2022
Revenue	$21	$—
Cost of revenue	12,248	515
Gross margin	(12,227)	(515)
Operating expenses:
Research and development	23,749	12,731
Selling, general and administrative	27,274	11,869
Total operating expenses	51,023	24,600
Loss from operations	(63,250)	(25,115)
Other income (expense):
Change in fair value of convertible preferred stock warrants and common stock warrants	(12,840)	67,800
Interest income, net	2,466	24
Other income (expense), net	21	(2)
Total other income (expense), net	(10,353)	67,822
Net income (loss) and comprehensive income (loss)	$(73,603)	$42,707

Net income (loss) per share, basic	$(0.47)	$0.28
Weighted average number of common shares outstanding, basic	155,626,977	151,648,439
Net loss per share, diluted	$(0.47)	$(0.16)
Weighted average number of common shares outstanding, diluted	155,626,977	153,338,462

Enovix Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	Quarters Ended
	April 2, 2023	April 3, 2022
Cash flows from operating activities:
Net income (loss)	$(73,603)	$42,707
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	3,455	314
Amortization of right-of-use assets	143	134
Stock-based compensation	29,157	5,238
Changes in fair value of convertible preferred stock warrants and common stock warrants	12,840	(67,800)
Changes in operating assets and liabilities:
Accounts receivable	149	—
Inventory	(181)	—
Prepaid expenses and other assets	364	(51)
Deferred contract costs	—	8
Accounts payable	(1,792)	(959)
Accrued expenses and compensation	3,858	555
Other liabilities	(1)	165
Net cash used in operating activities	(25,611)	(19,689)
Cash flows from investing activities:
Purchase of property and equipment	(3,032)	(10,451)
Net cash used in investing activities	(3,032)	(10,451)
Cash flows from financing activities:
Proceeds from exercise of common stock warrants, net	—	52,828
Payroll tax payments for shares withheld upon vesting of RSUs	(777)	—
Proceeds from the exercise of stock options	329	200
Repurchase of unvested restricted common stock	(9)	(3)
Net cash provided by (used in) financing activities	(457)	53,025
Change in cash, cash equivalents, and restricted cash	(29,100)	22,885
Cash and cash equivalents and restricted cash, beginning of period	322,976	385,418
Cash and cash equivalents, and restricted cash, end of period	$293,876	$408,303

Net Loss to Adjusted EBITDA
While we prepare our consolidated financial statements in accordance with GAAP, we also utilize and present certain financial measures that are not based on GAAP. We refer to these financial measures as “Non-GAAP” financial measures. In addition to our financial results determined in accordance with GAAP, we believe that EBITDA and Adjusted EBITDA are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses.
These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP. We endeavor to compensate for the limitation of the Non-GAAP financial measures presented by also providing the most directly comparable GAAP measures.
We use Non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes. We believe that Non-GAAP financial information, when taken collectively, may be helpful to investors in assessing its operating performance and comparing its performance with competitors and other comparable companies. You should review the reconciliations below but not rely on any single financial measure to evaluate our business.
“EBITDA” is defined as earnings (net loss) adjusted for interest expense; income taxes; depreciation expense, and amortization expense. “Adjusted EBITDA” includes additional adjustments to EBITDA such as stock-based compensation expense; change in fair value of convertible preferred stock warrants, common stock warrants and convertible promissory notes; impairment of equipment and other special items as determined by management which it does not believe to be indicative of its underlying business trends.
Below is a reconciliation of net loss on a GAAP basis to the Non-GAAP EBITDA and Adjusted EBITDA financial measures for the periods presented below (in thousands):

	Quarters Ended
	April 2, 2023	April 3, 2022
Net income (loss)	$(73,603)	$42,707
Depreciation and amortization	3,598	448
EBITDA	(70,005)	43,155
Stock-based compensation expense	29,157	5,238
Change in fair value of convertible preferred stock warrants and common stock warrants	12,840	(67,800)
Adjusted EBITDA	$(28,008)	$(19,407)

Free Cash Flow
We define “Free Cash Flow” as (i) net cash from operating activities less (ii) capital expenditures, net of proceeds from disposals of property and equipment, all of which are derived from our Consolidated Statements of Cash Flow. The presentation of non-GAAP Free Cash Flow is not intended as an alternative measure of cash flows from operations, as determined in accordance with GAAP. We believe that this financial measure is useful to investors because it provides investors to view our performance using the same tool that we use to gauge our progress in achieving our goals and it is an indication of cash flow that may be available to fund investments in future growth initiatives. Below is a reconciliation of net cash used in operating activities to the Free Cash Flow financial measures for the periods presented below (in thousands):

	Quarters Ended
	April 2, 2023	April 3, 2022
Net cash used in operating activities	$(25,611)	$(19,689)
Capital expenditures	(3,032)	(10,451)
Free Cash Flow	$(28,643)	$(30,140)

Other Non-GAAP Financial Measures Reconciliation
(In Thousands, Except Share and per Share Amounts)

	Quarters Ended
	April 2, 2023	April 3, 2022
GAAP cost of revenue	$12,248	$515
Stock-based compensation expense	(951)	—
Non-GAAP cost of revenue	$11,297	$515

GAAP gross margin	$(12,227)	$(515)
Stock-based compensation expense	951	—
Non-GAAP gross margin	$(11,276)	$(515)

GAAP research and development (R&D) expense	$23,749	$12,731
Stock-based compensation expense	(11,667)	(2,512)
Non-GAAP R&D expense	$12,082	$10,219

GAAP selling, general and administrative (SG&A) expense	$27,274	$11,869
Stock-based compensation expense	(16,539)	(2,726)
Non-GAAP SG&A expense	$10,735	$9,143

GAAP operating expenses	$51,023	$24,600
Stock-based compensation expense included in R&D expense	(11,667)	(2,512)
Stock-based compensation expense included in SG&A expense	(16,539)	(2,726)
Non-GAAP operating expenses	$22,817	$19,362

GAAP loss from operations	$(63,250)	$(25,115)
Stock-based compensation expense	29,157	5,238
Non-GAAP loss from operations	$(34,093)	$(19,877)

GAAP net income (loss)	$(73,603)	$42,707
Stock-based compensation expense	29,157	5,238
Change in fair value of convertible preferred stock warrants and common stock warrants	12,840	(67,800)
Non-GAAP net loss	$(31,606)	$(19,855)

GAAP net income (loss) per share, basic	$(0.47)	$0.28
GAAP weighted average number of common shares outstanding, basic	155,626,977	151,648,439

GAAP net loss per share, diluted	$(0.47)	$(0.16)
GAAP weighted average number of common shares outstanding, diluted	155,626,977	153,338,462

Non-GAAP net loss per share, basic	$(0.20)	$(0.13)
GAAP weighted average number of common shares outstanding, basic	155,626,977	151,648,439

Non-GAAP net loss per share, diluted	$(0.20)	$(0.13)
GAAP weighted average number of common shares outstanding, diluted	155,626,977	153,338,462

Management’s Use of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Free Cash Flow and other non-GAAP measures are intended as supplemental financial measures of our performance that are neither required by, nor presented in accordance with GAAP. We believe that the use of Non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results, trends, and in comparing our financial measures with those of comparable companies, which may present similar Non-GAAP financial measures to investors.
However, you should be aware that when evaluating the non-GAAP measures, we may incur future expenses similar to those excluded when calculating these measures. In addition, the presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of EBITDA, Adjusted EBITDA, Free Cash Flow and other Non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate the Non-GAAP measures in the same fashion.
Forward-Looking Statements
This letter to shareholders contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” and “pursue” or the negative of these terms or similar expressions. Forward-looking statements in this letter to shareholders include, but are not limited to, statements regarding our expectations regarding, and our ability to respond to, customer demand, our financial and business performance, projected improvements in our manufacturing, commercialization and R&D activities, our expectations regarding the Gen 2 Autoline, including its ability to manufacture Enovix cells with over 10x faster throughput relative to the Gen 1 production line, our ability to meet goals for yield and throughput, the set up and creation of the manufacturing facility in Malaysia, and our expectations regarding the benefits of such location, our ability to finance the buildout of Fab 2 on satisfactory terms, ability to negotiate final discussions with Malaysian banks in sufficient amounts or at all, and our expectations regarding such financing and buildout, the anticipated contributions of and benefits from new hires, our revenue funnel and our ability to advance customers from funnel opportunities to design wins and revenue, our focus on the portable electronics market, particularly IoT, Mobile, and Computing categories, and our estimates of the total addressable market for lithium-ion batteries in such markets, our ability to meet milestones and deliver on our objectives and expectations, the implementation and success of our business model and growth strategy, including targeting various addressable markets and the expansion of our customer base, our forecasts of our financial and performance guidance and metrics, and our ability to produce industry leading margins. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, our ability to improve energy density among our products, our ability to establish sufficient manufacturing and optimize manufacturing processes to meet demand, sourcing or establishing supply relationships, adequate funds to acquire our next manufacturing facility, set up and creation of manufacturing facility in Malaysia, ability to obtain financing in Malaysia, market acceptance of our products, changes in consumer preferences or demands, changes in industry standards, the impact of technological development and competition, and global economic conditions, including inflationary and supply chain pressures as well as effects of the COVID-19 pandemic, and political, social, and economic instability, including as a result of armed conflict, war or threat of war, terrorist activity or other security concerns or trade and other international disputes that could disrupt supply or delivery of, or demand for, our products. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this letter to shareholders speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.